FIRST AMENDMENT TO AGREEMENT

         The Agreement (the "Agreement") dated February 4, 2009 by and among JANA Partners LLC ("JANA") and Convergys Corporation (the "Company", and together with JANA, the "Parties") is hereby amended by this first amendment (this "Amendment") dated as of December 23, 2009.

         1. SECTION 3(B). The words "after November 30, 2009 and on or prior to January 1, 2010" in Section 3(b) of the Agreement are hereby replaced with the words "after November 30, 2009 and on or prior to February 1, 2010".

         2. MISCELLANEOUS. This Amendment (i) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the choice of law principles of such state, (ii) constitutes, together with the Agreement, the entire agreement of the Parties hereto with respect to the subject matter hereof, superseding all prior agreements, written or oral, (iii) may not be amended, except in writing, (iv) may be executed in counterparts, (v) shall be binding upon and inure to the benefit of each Party's successors and permitted assigns, (vi) may not be assigned without the prior written consent of the other Party and (vii) shall be enforceable, notwithstanding the unenforceability of any particular provision hereof, with respect to all other provisions hereof.

         IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date above written.

                                              CONVERGYS CORPORATION


                                              By: /s/Karen Bowman
                                                 ---------------------------
                                                 Name:  Karen Bowman
                                                 Title: General Counsel


                                              JANA PARTNERS LLC


                                              By: /s/Charles Penner
                                                 ---------------------------
                                                 Name:  Charles Penner
                                                 Title: Partner, General Counsel